SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2008 (July 24, 2008)
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street
P.O. Box 725
Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2263
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Severance Compensation Agreement with Donald L. Grill
Severance Compensation Agreement with Ronald L. Justice
Severance Compensation Agreement with Dennis E. Leyder
Severance Compensation Agreement with Douglas J. Kelley
Severance Compensation Agreement with Holly J. Pingatore

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 24, 2008, Fentura Financial, Inc. (the “Corporation”) entered into amended and restated Severance Agreements with its Chief Executive Officer, Donald L. Grill, and the following executive officers of the Corporation: Ronald L. Justice, Dennis E. Leyder, Douglas J. Kelley, and Holly J. Pingatore. A summary of the material terms of the agreements are set forth below.
Amendments to Severance Compensation Agreements
     The Corporation and The State Bank or West Michigan Community Bank (the “Affiliate Banks”) have entered into severance compensation agreements (the “Severance Agreements”) with Donald L. Grill, Ronald L. Justice, Dennis E. Leyder, Douglas J. Kelley, and Holly J. Pingatore (the “Executives”). Under the Severance Agreements, if a “change in control” occurs while the Executive is an employee of the Corporation or the Affiliate Bank, and if within five years thereafter the Executive’s employment is terminated without “cause,” by the Executive for “good reason,” or by either party because of the Executive’s death or disability, then the Corporation and the Affiliate Bank are required to pay the Executive severance compensation.
     Prior to their amendment, the Severance Agreements provided that the amount of severance compensation payable to Mr. Kelley and Ms. Pingatore is determined in the same manner. First, within 30 days following termination of employment, the Corporation shall pay a lump sum payment in an amount equal to the unpaid amount of any base salary and director’s fees not yet paid, plus a pro rata portion of the executive’s annual bonus, plus any compensation previously deferred by the Executive, plus any accrued vacation pay. Second, the Executive shall have the right to exercise any stock options awarded prior to his termination of employment. Third, for a period of one year following the Executive’s termination of employment, the Corporation shall pay an annual amount to the Executive equal to 50% of the highest amount of the Executive’s annual compensation in the five preceding calendar years, with such payments being made in monthly installments. Fourth, for a period of one year following termination of employment, the Corporation shall provide Executive health insurance coverage equivalent to the insurance coverage in effect immediately prior to the termination of employment.
     The Severance Agreements for Mr. Kelley and Ms. Pingatore have been amended to provide that instead of the payment of 50% of the highest amount of the Executive’s annual compensation in the five preceding calendar years, the Corporation shall, within 30 days following termination of employment pay Mr. Kelley and Ms. Pingatore a lump sum amount equal to 100% of the highest amount of the Executive’s annual compensation in the five preceding calendar years. In addition, instead of providing health insurance coverage for a one year following termination of employment, the amended Severance Agreements provide that the Corporation shall provide Executive health insurance coverage equivalent to the insurance coverage in effect immediately prior to the termination of employment for a period of two years.
     Prior to its amendment, the Severance Agreement for Mr. Leyder provided that the amount of severance compensation payable to Mr. Leyder is determined in the following manner: First, within 30 days following termination of employment, the Corporation shall pay a lump sum payment in an amount equal to the unpaid amount of any base salary and director’s fees not yet paid, plus a pro rata portion of the executive’s annual bonus, plus any compensation previously deferred by the Executive, plus any accrued vacation pay. Second, the Executive shall have the right to exercise any stock options awarded prior to his termination of employment. Third, for a period of two years following the Executive’s termination of employment, the Corporation shall pay an annual amount to the Executive equal to 50% of the highest amount of the Executive’s annual compensation in the five preceding calendar years, with such payments being made in monthly installments. Fourth, for a period of two years following termination of employment, the Corporation shall provide Executive health insurance coverage equivalent to the insurance coverage in effect immediately prior to the termination of employment.
     The Severance Agreement for Mr. Leyder has been amended to provide that instead of the payment of 50% of the highest amount of the his annual compensation in the five preceding calendar years, the Corporation shall, within 30 days following termination of employment pay Mr. Leyder a lump sum amount equal to two times the highest amount of the Executive’s annual compensation in the five preceding calendar years. In addition, instead of providing health insurance coverage for a two years following termination of employment, the amended Severance Agreements provide that the Corporation shall provide Executive health insurance coverage equivalent to the insurance coverage in effect immediately prior to the termination of employment for a period of four years.
     In addition to the amendments described above, the Severance Agreements for each Executive were also amended to comply with Section 409A of the Internal Revenue Code or in the alternative to qualify as short-term deferrals, which are exempt from 409A. Pursuant to this amendment, payments under the Severance Agreements to the Executive will be made in a lump sum payment within 30 days following termination of the executive’s employment without “cause” by the Corporation within five years following a Change in Control, or termination by the Executive for “good reason,” or by either party because of the Executive’s death or disability, then the Corporation and the Affiliate Bank are required to pay the Executive severance compensation.
     “Change in Control” means (i) the acquisition, directly, indirectly and/or beneficially, by any person or group, of more than fifty percent (50%) of the voting securities of the Corporation or the Bank, (ii) the occurrence of any event at any time during any two (2) year period which results in a majority of the Board of Directors of the Corporation or the Affiliate Bank being comprised of individuals who were not members of such Board at the commencement of that two (2) year period (the “Incumbent Board”); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s or the Affiliate Bank’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of the office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board, (iii) a sale of all or substantially all of the assets of the Corporation or the Affiliate Bank to another entity, or (iv) a merger or reorganization of the Corporation or the Affiliate Bank with another entity.
     “Cause” means (i) the willful and continuing failure by the Executive to substantially perform his duties with the Affiliate Bank or the Corporation (other than any such failure resulting from the Executive’s death or Disability) and which is not remedied in a reasonable period of time after receipt by Executive of written notice from the Affiliate Bank specifying the duties the Executive has failed to perform, or (ii) the willful and continued engaging by Executive in gross misconduct that is materially injurious to the Affiliate Bank or the Corporation and which is not ceased within a reasonable period of time after receipt by Executive of written notice from the Affiliate Bank specifying the misconduct and the injury, or (iii) an adjudication of the Executive’s guilt of any crime involving a serious and substantial breach of the Executive’s fiduciary duties to the Affiliate Bank. No act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Affiliate Bank or the Corporation.
     “Good Reason” means any of the following, as determined by the Executive in his or her discretion: (i) a material diminution of the Executive’s duties, responsibilities, or authority with the Bank or the Company from those in effect immediately prior to a Change in Control, or a change adverse to Executive in Executive’s reporting responsibilities, titles, terms of employment (including bonus, compensation, fringe benefits and vacation entitlement) or (ii) the Bank or the Company requiring Executive to be based anywhere other than within fifty (50) miles of his or her present office location, or (iii) a material breach of this Agreement. Upon the occurrence of any event referenced above, Executive shall, within ninety (90) of any occurrence, provide the Affiliate Bank and the Company notice of the existence of the condition. Upon receiving notice, the Affiliate Bank and the Company shall have no more than thirty (30) days to remedy the condition. Executive shall have two years from the date of the initial existence of a violation of one of the above events to terminate his or her employment under this section.
Summary of Federal Income Tax Consequences of the Severance Agreements
     The amounts payable to the Executives pursuant to the Severance Agreements are generally not included in the Executives’ income for federal income tax purposes until they are actually paid to the Executive. Except for any portion of payments under the Severance Agreements that are treated as excess parachute payments, as described below, the payments are intended to be deductible by the Corporation.
     The payments under the Severance Agreements may be considered to be indirectly contingent upon a Change in Control of the Corporation pursuant to the provisions of Section 280G of the Internal Revenue Code. If the present value as of the date of a Change in Control of the Corporation, together with all other payments to the Executive that are considered directly or indirectly contingent upon a Change in Control, exceeds three times the Executive’s base amount, then the amount in excess the Executive’s base amount is considered an excess parachute payment. The executive’s base amount is generally defined as the executive’s taxable compensation paid by the Corporation or its Bank Affiliates for the five calendar years preceding the year in which the Change in Control of the Corporation occurs.
     Excess parachute payments are not deductible by the Corporation and subject the Executive to an excise tax equal to 20% of the excess parachute payment. The Severance Agreement for Mr. Grill provides that in the event the Executive incurs a 20% excise tax, the Executive shall be entitled to a gross-up payment in an amount such that the Executive retains an aggregate after-tax amount equal to the amount that the Executive would have received had the executive not incurred any excise taxes on excess parachute payments under the Internal Revenue Code. The Severance Agreements for the remaining Executives provide that payments under the Severance Agreements shall be reduced by the amount necessary to make all payments under the Severance Agreements deductible to the Corporation.
     The Severance Agreements were previously subject to certain requirements of Section 409A of the Internal Revenue Code which include rules regarding the timing of payments to the Executives. If the Executives are considered key employees pursuant to Section 416 of the Internal Revenue Code, then payments to the Executives must not be made until six months following the Executive’s termination of employment. The Corporation intends that the Severance Agreements, as amended, will qualify for the short-term deferral exemption under Section 409A. If the Severance and SERP Agreements are subject to, but do not comply with Section 409A, the Executive would incur an excise tax equal to 20% of the amounts payable under the Severance Agreements, plus interest in certain cases.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number
10.1	Severance Compensation Agreement with Donald L. Grill dated July 24, 2008.

10.2	Severance Compensation Agreement with Ronald L. Justice dated July 24, 2008.

10.3	Severance Compensation Agreement with Dennis E. Leyder dated July 24, 2008.

10.4	Severance Compensation Agreement with Douglas J. Kelley dated July 24, 2008.

10.5	Severance Compensation Agreement with Holly J. Pingatore dated July 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/ Donald L. Grill
Donald L. Grill, President and Chief Executive
Officer

Dated: July 30, 2008

EXHIBIT INDEX

Exhibit Number
10.1	Severance Compensation Agreement with Donald L. Grill dated July 24, 2008.

10.2	Severance Compensation Agreement with Ronald L. Justice dated July 24, 2008.

10.3	Severance Compensation Agreement with Dennis E. Leyder dated July 24, 2008.

10.4	Severance Compensation Agreement with Douglas J. Kelley dated July 24, 2008.

10.5	Severance Compensation Agreement with Holly J. Pingatore dated July 24, 2008.